Exhibit 21.1

Subsidiaries of the Registrant
Listed below are majority-owned subsidiaries of Cardinal Health, Inc. as of June 30, 2020. Subsidiaries excluded from the list below would not, considered in the aggregate as a single subsidiary, constitute a “significant subsidiary” of Cardinal Health, Inc. as that term is defined in Rule 1-02(w) of SEC Regulation S-X.

Subsidiary Name	State/Jurisdiction of Incorporation
A+ Secure Packaging, LLC	Tennessee
Access Closure, Inc.	California
Aero-Med, Ltd.	Connecticut
Allegiance Corporation	Delaware
AssuraMed, Inc.	Delaware
Cardinal Health 2, LLC	Nevada
Cardinal Health 3, LLC	Delaware
Cardinal Health 5, LLC	Delaware
Cardinal Health 6, Inc.	Nevada
Cardinal Health 7, LLC	Delaware
Cardinal Health 100, Inc.	Indiana
Cardinal Health 104 LP	Ohio
Cardinal Health 105, Inc.	Ohio
Cardinal Health 107, LLC	Ohio
Cardinal Health 108, LLC	Delaware
Cardinal Health 110, LLC	Delaware
Cardinal Health 112, LLC	Delaware
Cardinal Health 113, LLC	Wisconsin
Cardinal Health 114, Inc.	Delaware
Cardinal Health 115, LLC	Ohio
Cardinal Health 116, LLC	Delaware
Cardinal Health 118, LLC	Delaware
Cardinal Health 119, LLC	Delaware
Cardinal Health 121, LLC	Delaware
Cardinal Health 122, LLC	Delaware
Cardinal Health 123, LLC	Delaware
Cardinal Health 124, LLC	Delaware
Cardinal Health 126, LLC	Delaware
Cardinal Health 127, Inc.	Kansas
Cardinal Health 200, LLC	Delaware
Cardinal Health 201, Inc.	Delaware
Cardinal Health 222 (Thailand) Ltd.	Thailand
Cardinal Health 247, Inc.	Colorado
Cardinal Health 249, LLC	Delaware
Cardinal Health 414, LLC	Delaware
Cardinal Health Australia 503 Pty. Ltd.	Australia
Cardinal Health Austria 504 GmbH	Austria
Cardinal Health Belgium 505 BVBA	Belgium
Cardinal Health Canada Inc.	Canada
Cardinal Health Canada Holdings Cooperative U.A.	Netherlands
Cardinal Health Chile Limitada	Chile
Cardinal Health Colombia S.A.S.	Colombia
Cardinal Health do Brasil Ltd.	Brazil
Cardinal Health D.R. 203 II Ltd.	Bermuda
Cardinal Health Denmark ApS	Denmark
Cardinal Health Finland Oy	Finland

Subsidiary Name	State/Jurisdiction of Incorporation
Cardinal Health Foundation	Ohio
Cardinal Health France 506 SAS	France
Cardinal Health Funding, LLC	Nevada
Cardinal Health Germany 507 GmbH	Germany
Cardinal Health Germany Manufacturing GmbH	Germany
Cardinal Health International Philippines, Inc.	Philippines
Cardinal Health IPS, LLC	Delaware
Cardinal Health Ireland 419 Designated Activity Company	Ireland
Cardinal Health Ireland 508 Limited	Ireland
Cardinal Health Ireland Unlimited Company	Ireland
Cardinal Health Italy 509 Srl	Italy
Cardinal Health Japan G.K.	Japan
Cardinal Health Korea Limited	Korea
Cardinal Health Malaysia 211 Sdn. Bhd.	Malaysia
Cardinal Health Malta 212 Limited	Malta
Cardinal Health Managed Care Services, LLC	Delaware
Cardinal Health Medical Products India Private Limited	India
Cardinal Health Mexico 244 S. de R.L. de C.V.	Mexico
Cardinal Health Mexico 514 S. de R.L. de C.V.	Mexico
Cardinal Health Middle East FZ-LLC	United Arab Emirates
Cardinal Health Netherlands 502 B.V.	Netherlands
Cardinal Health Norway AS	Norway
Cardinal Health Pharmaceutical Contracting, LLC	Delaware
Cardinal Health Pharmacy Services, LLC	Delaware
Cardinal Health Poland Spółlka z ograniczonąa odpowiedzialnośsciąa	Poland
Cardinal Health Portugal 513 Unipessoal Lda.	Portugal
Cardinal Health P.R. 120, Inc.	Puerto Rico
Cardinal Health P.R. 218, Inc.	Puerto Rico
Cardinal Health P.R. 220, LLC	Puerto Rico
Cardinal Health Singapore 225 Pte. Ltd.	Singapore
Cardinal Health Spain 511 S.L.	Spain
Cardinal Health Specialty Pharmacy, LLC	Delaware
Cardinal Health Sweden 512 A.B.	Sweden
Cardinal Health Switzerland 515 GmbH	Switzerland
Cardinal Health Systems, Inc.	Ohio
Cardinal Health Technologies, LLC	Nevada
Cardinal Health Technologies Switzerland GmbH	Switzerland
Cardinal Health U.K. 432 Limited	United Kingdom
Cardinal Health Medical Equipment Consulting (Shanghai) Co., Ltd.	China
Cirpro de Delicias S.A. de C.V.	Mexico
Convertors de Mexico S.A. de C.V.	Mexico
Cordis Cashel Company Unlimited	Ireland
Cordis Corporation	Florida
Cordis (Shanghai) Medical Devices Co., Ltd.	China
Cornerstone Partners G.P.O., L.P.	Tennessee

Subsidiary Name	State/Jurisdiction of Incorporation
Covidien Manufacturing Solutions, S.A.	Costa Rica
Curaspan Health Group, Inc.	Delaware
EPIC Insurance Company	Vermont
Especialidades Medicas Kenmex S.A. de C.V.	Mexico
Griffin Capital, LLC	Nevada
Innovative Therapies, Inc.	Delaware
Instant Diagnostic Systems, Inc.	Alabama
Kendall Patient Recovery BVBA	Belgiuum
Kendall-Gammatron Limited	Thailand
KPR Australia Pty. Ltd.	Australia
KPR Italia S.r.l.	Italy
KPR Switzerland Sales Gmbh	Switzerland
KPR U.S., LLC	Delaware
Leader Drugstores, Inc.	Delaware
Limited Liability Company "Cardinal Health Russia"	Russian Federation
Ludlow Technical Products Canada, Ltd.	Canada
Marin Apothecaries	California
Medicine Shoppe International, Inc.	Delaware
Mediquip Sdn. Bhd.	Malaysia
Mirixa Corporation	Delaware
mscripts, LLC	Delaware
mscripts Systems India Private Limited	India
Nippon Covidien Ltd.	Japan
One Cloverleaf, LLC	Delaware
Outcomes Incorporated	Iowa
Pinnacle Intellectual Property Services, Inc.	Nevada
Pinnacle Intellectual Property Services-International, Inc.	Nevada
Post-Acute Care Center for Research, LLC	Delaware
Quiroproductos de Cuauhtemoc S. de R.L. de C.V.	Mexico
R Cubed, Inc.	Tennessee
RainTree GPO, LLC	Delaware
Renal Purchasing Group, LLC	Tennessee
RGH Enterprises, Inc.	Ohio
Rxealtime, Inc.	Nevada
Sonexus Health, LLC	Texas
TelePharm, LLC	Iowa
The Harvard Drug Group, L.L.C.	Michigan
Tradex International, Inc.	Ohio
WaveMark, Inc.	Delaware